UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 11, 2005

NEENAH PAPER, INC.

(Exact Name Of Registrant As Specified In Charter)

Delaware	001-32240	20-1308307
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3460 Preston Ridge Road Alpharetta, Georgia 30005
(Address of principal executive offices, including zip code)

(678) 566-6500
(Registrant’s telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 2.02 Results of Operations and Financial Condition

Attached hereto as Exhibit 99 and incorporated by reference herein is financial information for Neenah Paper, Inc. (the “Company”) for the quarter ended March 31, 2005 as presented in a press release dated May 11, 2005. The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a) During the second quarter of fiscal 2005, the Company determined that net deferred income tax assets arising from the spin-off transaction from Kimberly-Clark Corporation on November 30, 2004 were overstated.

On May 11, 2005, the Company’s Board of Directors, upon the recommendation of the Company’s Audit Committee and management, determined that the Company’s previously issued financial statements contained in the Form 10-K for the year ended December 31, 2004 should be restated to correct the error contained therein.  Accordingly, such financial statements and the related Report of Independent Registered Public Accounting Firm included in the Form 10-K for the year ended December 31, 2004 should no longer be relied upon until such financial statements have been restated.  The Audit Committee has discussed these matters with the Company’s independent registered public accounting firm, Deloitte & Touche LLP.

The effect of the inadvertent misstatement was an overstatement by $20.9 million of net deferred tax assets and additional paid-in capital as of December 31, 2004.  The misstatement had no impact on the Company’s previously reported net income (loss) or cash flows for the year ended December 31, 2004.

The Company intends to file a Form 10-K/A for the year ended December 31, 2004 to address the matters discussed above.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description of Exhibit

99	Press Release dated May 11, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEENAH PAPER, INC.
(Registrant)

Date: May 11, 2005	/s/ Bonnie C. Lind
Bonnie C. Lind Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99	Press Release dated May 11, 2005.